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               [John Hancock Life Insurance Company Letterhead]



May 1, 2000

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:  John Hancock Variable Annuity Account H
     (File Nos. 333-81103 and 811-07711)


Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 10 under the Securities Act of 1993 (Post-Effective Amendment No. 1 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account H as required by Rule 485 under the 1993 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as part of the Post-Effective Amendment to the Registrant's Registration Statement with the Commission.


                                             Very truly yours,

                                             /s/ RONALD J. BOCAGE
                                             --------------------
                                             Ronald J. Bocage
                                             Counsel